Exhibit 3.14

CERTIFICATE OF INCORPORATION

OF

AGRILINIK MERGER CORP.

ARTICLE ONE

The name of the corporation is Agrilink Merger Corp. (hereinafter called the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the state of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE FOUR

The total number of shares which the Corporation shall have the authority to issue is One Thousand (1,000) shares, all of which shall be shares of Common Stock, with a par value of 50.01 (One Cent) per share.

ARTICLE FIVE

The name and mailing address of the incorporator is as follows:

Name	Address
Laura-Jayne Urso	Kirkland & Ellis 153 East 53rd Street, 36th Fl. New York, NY 10022

ARTICLE SIX

The directors shall have the power to adopt, amend or repeal By-Laws, except as may he otherwise be provided in the By-Laws.

ARTICLE SEVEN

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE EIGHT

Section 1. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he (or a person of whom he is the legal representative), is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article Eight, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article Eight shall be a contract right and, subject to Sections 2 and 5 of this Article Eight, shall include the right to payment by the Corporation of the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 2. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Section 1 of this Article Eight or advance of expenses under Section 5 of this Article Eight shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article Eight is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article Eight shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation.

Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Nonexclusivity of Article Eight. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Eight shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article Eight.

Section 5. Expenses. Expenses incurred by any person described in Section 1 of this Article Eight in defending a proceeding Allan be paid by the Corporation in advance of such proceeding’s final disposition unless otherwise determined by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 6. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article Eight and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

Section 7. Contract Rights. The provisions of this Article Eight shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article Eight and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article Eight or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

Section 8. Merger or Consolidation. For purposes of this Article Eight, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Eight with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE NINE

The Corporation hereby eliminates, to the fullest extent permitted by law (as contemplated by Section 102(b)(7) of the DGCL) the personal liability of any person who serves as a director of the Corporation to the Corporation and/or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Section 9 shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit; provided further, however, that if in the future the DGCL is amended or modified (including, but not limited to, Section 102(a)(7)) to permit the elimination of the personal liability of a director of the Corporation to a greater extent than contemplated above, then the provisions of this Section 9 shall be deemed to be automatically amended to provide for the elimination of the personal liability of the directors of the Corporation to such greater extent. This Section 9 shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Section 9 becomes effective.

ARTICLE TEN

The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the mariner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 31st day of July 2002.

/s/ Laura-Jayne Urso
Laura-Jayne Urso Sole Incorporator

CERTIFICATE OF

RESTATED CERTIFICATE OF INCORPORATION

OF

AGRILINK MERGER CORP.

I, David M. Mehalick being the duly elected Vice President of Agrilink Merger Corp., a corporation organized and existing under and by virtue of the DGCL (the “Corporation”), does hereby certify as follows:

1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on July 31, 2002.

2. That the Board of Directors of the Corporation, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, adopted resolutions authorizing the Corporation to amend, integrate and restate the Corporation’s Certificate in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the “Restated Certificate”).

3. That the holders of a majority of the Corporation’s issued and outstanding capital stock approved and adopted the Restated Certificate in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware. Written notice of the adoption of the amendment and restatement of the Certificate herein certified has been given to those stockholders who were not present at the meeting held by the stockholders, as provided in the DGCL.

IN WITNESS WHEREOF, the undersigned affirms as true the foregoing under penalties of perjury and has executed this Certificate as of this 19th day of August 2002.

AGRILINK MERGER CORP.

By:	/s/ David M. Mehalick
Name: David M. Mehalick Title: Vice President

RESTATED CERTIFICATE OF INCORPORATION

OF

AGRILINK MERGER CORP.

ARTICLE ONE

The name of the corporation is Agrilink Merger Corp. (hereinafter called the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the state of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

ARTICLE FOUR

The total number of shares which the Corporation shall have the authority to issue is Eleven Thousand (11,000) shares, all of which shall be shares of Common Stock, with a par value of $0.01 (One Cent) per share.

ARTICLE FIVE

The name and mailing address of the incorporator is as follows:

Name	Address
Laura-Jayne Urso	Kirkland & Ellis 153 East 53rd Street, 36th Fl. New York, NY 10022

ARTICLE SIX

The directors shall have the power to adopt, amend or repeal By-Laws, except as may be otherwise be provided in the By-Laws.

ARTICLE SEVEN

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE EIGHT

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders, or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.

ARTICLE NINE

Section 1. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he (or a person of whom he is the legal representative), is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article Nine, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article Nine shall be a contract right and, subject to Sections 2 and 5 of this Article Nine, shall include the right to payment by the Corporation of the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

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Section 2. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Section 1 of this Article Nine or advance of expenses under Section 5 of this Article Nine shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article Nine is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article Nine shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his tight to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shag be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Nonexclusivity of Article Nine. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Nine shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article Nine.

Section 5. Expenses. Expenses incurred by any person described in Section 1 of this Article Nine in defending a proceeding shall be paid by the Corporation in advance of such proceeding’s final disposition unless otherwise determined by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

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Section 6. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article Nine and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

Section 7. Contract Rights. The provisions of this Article Nine shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article Nine and the relevant provisions of the DGCL or other applicable law are in effect, and any repeal or modification of this Article Nine or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

Section 8. Merger or Consolidation. For purposes of this Article Nine, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Nine with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE TEN

The Corporation hereby eliminates, to the fullest extent permitted by law (as contemplated by Section 102(b)(7) of the DGCL) the personal liability of any person who serves as a director of the Corporation to the Corporation and/or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article 10 shall not eliminate or limit the liability of a director. (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit; provided further, however, that if in the future the DGCL is amended or modified (including, but not limited to, Section 102(a)(7)) to permit the elimination of the personal liability of a director of the Corporation to a greater extent than contemplated above, then the provisions of this Article 10 shall be deemed to be automatically amended to provide for the elimination of the personal liability of the directors of the Corporation to such greater extent. This Article 10 shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article 9 becomes effective.

ARTICLE ELEVEN

The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

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CERTIFICATE OF MERGER

of

AGRILINK FOODS, INC,

a New York corporation

And

AGRILINK MERGER CORP,

a Delaware corporation

It is hereby certified that:

1. The constituent business corporations participating in the merger herein certified are:

(i) Agrilink Foods, Inc., which is incorporated under the laws of the State of New York; and

(ii) Agrilink Merger Corp., which is incorporated under the laws of the State of Delaware.

2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Agrilink Foods, Inc. in accordance with the laws of the State of its incorporation and by Agrilink Merger Corp. in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation in the merger herein certified is Agrilink Merger Corp., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

4. The Certificate of Incorporation of Agrilink Merger Corp., the surviving corporation, is to be amended and changed by reason of the merger herein certified by striking out articles ONE and thereof, relating to the name, of said surviving corporation, and by substituting in lieu thereof the following articles;

“ARTICLE ONE

The name of the corporation is Agrilink Foods, Inc. (hereinafter called the “Corporation”).”

and said Certificate of Incorporation as so amended and changed shall continue to be the Certificate of Incorporation of said surviving corporation until further amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.

5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

Agrilink Foods, Inc.

90 Linden Oaks

Rochester, NY 14625

6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7. The authorized capital stock of Agrilink Foods, Inc. consists of 11,000 common stock shares, par value $.01 per share.

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IN WITNESS WHEREOF, the undersigned constituent corporations have executed this Certificate of Merger as of this 19th day of August 2002.

AGRILINK FOODS, INC. a New York Corporation

By:	/s/ David M. Mehalick
Name: David M. Mehalick Title: Vice President

AGRILINK. MERGER CORP. a New York Corporation

By:	/s/ David M. Mehalick
Name: David M. Mehalick Title: Vice President

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

Agrilink Foods, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 18th day of October, 2002.

Agrilink Foods, Inc.

/s/ Timothy J. Benjamin
Timothy J. Benjamin, Vice President

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

AGRILINK FOODS, INC.

AGRILINK FOODS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of the Corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered “ONE” so that, as amended, said Article shall read as follows:

ARTICLE ONE

The name of the corporation is BIRDS EYE FOODS, INC. (hereinafter called the “Corporation”).

SECOND: That in lieu of a meeting and vote of the sole shareholder of the Corporation, written consent to said amendment has been signed by the holder of all the outstanding stock of the Corporation and such written consent has been delivered to the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said AGRILINK FOODS, INC. has caused this Certificate of Amendment to be signed by Dennis M. Mullen, its President this 23rd day of January, 2003 and he does hereby affirm the truth of the statements contained herein under penalty of perjury.

/s/ Dennis M. Mullen
Dennis M. Mullen, President

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CERTIFICATE OF OWNERSHIP AND MERGER

OF

CALIFORNIA & WASHINGTON CO.

(a California corporation)

INTO

BIRDS EYE FOODS, INC.

(a Delaware corporation)

It is hereby certified that:

1. BIRDS EYE FOODS, INC. (hereinafter sometimes referred to as the “Corporation”) is a business corporation of the State of Delaware.

2. The Corporation is the owner of all of the outstanding shares of stock of CALIFORNIA & WASHINGTON CO., which is a business corporation of the State of California.

3. The laws of the jurisdiction of organization of CALIFORNIA & WASHINGTON CO. permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

4. The Corporation hereby merges CALIFORNIA & WASHINGTON CO. into the Corporation.

5. The following is a copy of the resolutions adopted on September 17, 2004 by the Board of Directors of the Corporation to merge the said CALIFORNIA & WASHINGTON CO. into the Corporation:

RESOLVED, that CALIFORNIA & WASHINGTON CO, be merged into this Corporation, and that all of the estate, property, rights, privileges, powers, and franchises of CALIFORNIA & WASHINGTON CO. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by CALIFORNIA & WASHINGTON CO. in its name.

RESOLVED, that this Corporation assume all of the obligations of CALIFORNIA & WASHINGTON CO.

RESOLVED, that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, by the laws of the State of California, and by the laws of any other appropriate jurisdiction and will clause to be performed all necessary acts within the jurisdiction of organization of CALIFORNIA & WASHINGTON CO. and of this Corporation and in any other appropriate jurisdiction.

Executed on September 17, 2004

BIRDS EYE FOODS, INC.

By:	/s/ Dennis M. Mullen
Dennis M. Mullen, Chairman, CEO and President

CERTIFICATE OF OWNERSHIP AND MERGER

*****

LINDEN OAKS CORPORATION, A DELAWARE CORPORATION

MERGES INTO

BIRDS EYE FOODS, INC., A DELAWARE CORPORATION

Pursuant to Section 253 of the General Corporation Law

Birds Eye Foods, Inc., a Delaware corporation (or “Parent”), does hereby certify that:

FIRST: Linden Oaks Corporation, a Delaware corporation (or “Linden Oaks Corporation”) was incorporated on the 20th day of June, 1997, in accordance with Delaware General Corporation Law Title 8 §§ 102 et seq., (the “Delaware General Corporation Law”), which permits the merger of a Delaware corporation with and into another Delaware corporation.

SECOND: Linden Oaks Corporation is authorized to issue Three Thousand (3,000) shares of common stock having a par value of One Cent ($.01) per share (the “Linden Oaks Stock”). Parent is holder of record of 100% of the issued and outstanding shares of the Linden Oaks Stock.

THIRD: Parent was incorporated on the 31st day of July, 2002, in accordance with the Delaware General Corporation Law.

FOURTH: In accordance with §253 of the Delaware General Corporation Law, the Board of Directors of Parent, on its own behalf and as sole stockholder of Linden Oaks Corporation, has directed that Linden Oaks Corporation be merged with and into Parent, and in furtherance of the merger, the Board of Directors of Parent duly adopted the following resolutions of merger at a Board meeting duly convened on January 23, 2008:

WHEREAS: the Board of Directors acknowledges that this Corporation, Birds Eye Foods, Inc., a Delaware corporation, owns One Hundred Percent (100%) of the issued and outstanding capital stock of Linden Oaks Corporation, a Delaware corporation.

IT IS HEREBY

RESOLVED: that the Board of Directors of this Corporation deems that it would be advisable to merge the Corporation’s wholly-owned subsidiary, Linden Oaks Corporation, a Delaware corporation, with and into this Corporation, with this Corporation serving as the surviving corporation to the merger, and assume all of the assets, obligations, rights and liabilities of Linden Oaks Corporation (the “Merger”).

RESOLVED FURTHER: that the Merger is hereby approved by the Board of Directors of the Corporation in its own capacity and in the capacity as sole stockholder of Linden Oaks Corporation.

RESOLVED FURTHER: that the Agreement and Plan of Merger circulated to the Board of Directors at this meeting and attached as an Exhibit to the minutes of this meeting is hereby approved and adopted in all respects.

RESOLVED FURTHER: that the Certificate of Ownership and Merger circulated to the Board of Directors at this meeting and attached as an Exhibit to the minutes of this meeting is hereby approved for filing with the Delaware Secretary of State, Division of Corporations, and adopted in all respects.

RESOLVED FURTHER: that the merger described in the Agreement and Plan of Merger shall be structured so as to qualify as a tax free reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code, as amended from time to time, and the regulations promulgated hereunder.

RESOLVED FURTHER: that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to execute and deliver the Agreement and Plan of Merger and the Certificate of Ownership and Merger and cause the same to be filed with the Delaware Secretary of State, Division of Corporations, as appropriate or necessary, and to do all acts and things, whatsoever, whether within or without the State of Delaware that may be in any way necessary or appropriate to effectuate the Merger contemplated in these resolutions and to comply with the terms and conditions of the Agreement and Plan of Merger.

FIFTH: Linden Oaks Corporation and Parent have adopted and approved (and adopted resolutions approving) an. Agreement and Plan of Merger that delineates the terms and conditions of the merger.

SIXTH: Both Linden Oaks Corporation and Parent, in accordance with the Delaware General Corporation Law, have caused the Agreement and Plan of Merger to be approved, adopted, certified, executed and acknowledged.

SEVENTH: Parent shall be the surviving corporation to the merger, and Parent shall continue its business without change as the survivor upon and after the effective date of the merger. The name of the surviving corporation shall remain “Birds Eye Foods, Inc.”

EIGHTH: The Certificate of Incorporation and Bylaws of Parent shall remain the Certificate of Incorporation and Bylaws of the surviving corporation contemplated in the Agreement and Plan of Merger without change or amendment.

NINTH: The executed original of such Agreement and Plan of Merger shall be maintained at 90 Linden Oaks, Rochester, New York 14625, and a copy of the Agreement and Plan of Merger shall be furnished upon request and without cost to any current or future stockholder of any constituent party.

TENTH: The effective legal date of the merger contemplated by this certificate and related documents shall be 11:59 p.m. on February 2, 2008.

IN WITNESS WHEREOF, Parent has caused this cert sate to be signed, affirmed, acknowledged and attested to by its duly authorized officer this 24th day of January, 2008, and such certificate is the act and deed of Parent and the facts stated herein are true.

BIRDS EYE FOODS, INC. A Delaware Corporation

By:	/s/ Timothy Benjamin
Name: Timothy Benjamin Title: Vice President

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

BIRDS EYE FOODS, INC.

Under Section 242 of the Delaware Corporation Law

Pursuant to Sections 242 of the Delaware Corporation Law of the State of Delaware, the undersigned, being the Chief Executive Officer of Birds Eye Foods, Inc., a Delaware corporation (the “Corporation”) does hereby certify the following:

FIRST: The name of the Corporation is: Birds Eye Foods, Inc.

SECOND: The original Certificate of Incorporation of the Corporation was tiled with the Secretary of State of Delaware on July 31, 2002.

THIRD: The Certificate of Incorporation of the Corporation is hereby amended to effect a change in Article First thereof, relating to the name of the Corporation, accordingly Article I of the Certificate of Incorporation shall be amended to read in its entirety as follows:

ARTICLE FIRST

“The name attic Corporation is: Birds Eye Group, Inc.”

FOURTH: The amendment to the Certificate of Incorporation of the Corporation effected hereby was approved by the Board of Directors of the Corporation, and by written consent of the stockholders of the Corporation.

IN WITNESS WHEREOF, the undersigned affirms as true the foregoing under penalties of perjury, and has executed this Certificate this 5th day of October 2009.

BIRDS EYE FOODS, INC.

By:	/s/ NEIL HARRISON
Name: Neil Harrison Title: Chief Executive Officer

STATE OF DELAWARE

CERTIFICATE OF CONVERSION OF

BIRDS EYE GROUP, INC.

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

December 24, 2009

1.) The jurisdiction where the Company first formed is Delaware.

2.) The jurisdiction immediately prior to filing this Certificate is Delaware.

3.) The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware and was incorporated in the State of Delaware on July 31, 2002.

4.) The name of the Corporation immediately prior to filing this Certificate is “Birds Eye Group, Inc.”

5.) The name of the limited liability company into which the Corporation is to be converted as set forth in its Certificate of Formation is “Birds Eye Foods LLC”.

[signature to follow on next page]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion to Limited Liability Company as of the date first written above.

BIRDS EYE GROUP. INC.

By:	/s/ Craig Steeneck
Name: Craig Steeneck Title: Executive Vice President & Chief Financial Officer

[Signature Page to the Certificate of Conversion]

CERTIFICATE OF FORMATION

OF

BIRDS EYE FOODS LLC

This Certificate of Formation of Birds Eye Foods LLC (the “Company”), is being duly executed and filed by Philip R. Russ, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del C. § 18-101, et seq).

FIRST:	The name of the limited liability company formed hereby is Birds Eye Foods LLC.

SECOND:	The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD:	The name and address of the registered agent of the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Birds Eye Foods LLC this 24th day of December, 2009.

By:	/s/ Philip R. Russ
Name: Philip R. Russ Title: Authorized Person

Pinnacle Foods Group LLC

6 Executive Campus, Suite 100

Cherry Hill, New Jersey 02002

Attention; Kelley Maggs

CONSENT TO USE OF NAME

Birds Eye Foods, Inc., a corporation organized under the laws of the State of Delaware, hereby consents to the formation of Birds Eye Foods LLC in the State of Delaware.

IN WITNESS HEREOF, the said Birds Eye Foods, Inc. has caused this consent to be executed by an authorized officer this 24th day of December 2009.

By:	/s/ Craig Steeneck
Name: Craig Steeneck Title: Executive Vice President & Chief Financial Officer